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                                    EXHIBIT 1

              ANNOUNCEMENT OF CANCELLATION OF SHARES OF THE COMPANY



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                              (English Translation)


                                                              February 21, 2003

To whom it may concern:
                                WACOAL CORP.
                                Yoshikata Tsukamoto, President and Director
                                (Code Number:  3591)
                                (Tokyo Stock Exchange, First Section)
                                (Osaka Securities Exchange, First Section)
                                Contact: Nobuhiro Matsuda, Corporate Officer, Director of Finance, Corporate Planning
                                (Tel: 075-682-1010)

              Announcement of Cancellation of Shares of the Company
              -----------------------------------------------------

     We hereby announce that the Company resolved at a meeting of its board of directors held on February 21, 2003 to cancel certain of its shares pursuant to the provisions of Article 210 of the Commercial Code.

1.  Type of shares to be cancelled:

             Shares of common stock of the Company

2.  Number of shares to be cancelled:

             2,500,000 shares

3.  Scheduled date of cancellation:

             February 28, 2003

4.  Aggregate number of issued shares after cancellation:

             146,616,685 shares

                                                                         (End)


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